EXHIBIT 99.1
                                  SUBSCRIPTION

TO:      KS E-Media Holdings, Inc. (the "Issuer"), of Vancouver,
         British Columbia, Canada

The undersigned Purchaser hereby irrevocably subscribes for, and on Closing will purchase from the Issuer, the following securities at the following price:

 ------------------------------------------------------------------------------
|                                                                              |
| ________________ shares of common stock, par value US$0.0001 ("Shares"), at  |
|                                                                              |
| price of US$0.25 per Share for a total subscription price of US$__________   |
|                                                                              |
 ------------------------------------------------------------------------------

The Purchase directs the Issuer to issue, register and deliver the certificates representing the shares exactly as follows:

 ------------------------------------------------------------------------------
 REGISTRATION INSTRUCTIONS:            DELIVERY INSTRUCTIONS:

 ____________________________________  _________________________________________
 Name to appear on certificate         Name and account reference, if applicable

 ____________________________________  _________________________________________
 Account reference, if applicable      Contact name

 ____________________________________  _________________________________________
 Address                               Address

 ____________________________________  _________________________________________
                                       Telephone number
 ------------------------------------------------------------------------------

EXECUTED by the Purchaser this ______ day of _________________, 200___.

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X____________________________________  _________________________________________
Signature of individual (if Purchaser  Address of Purchaser (residence if a
is a natural person)                   natural person)

X____________________________________  _________________________________________
Authorized signatory (if Purchaser is
NOT a natural person)

 ____________________________________  _________________________________________
 Name of Purchaser (please print)      Telephone Number of Purchaser

 ____________________________________  _________________________________________
 Name of authorized signatory (print)  E-mail Address of Purchaser
 ------------------------------------------------------------------------------

ACCEPTED this ________ day of _____________, 200___.

KS E-MEDIA HOLDINGS, INC.

Per:

____________________________________
Authorized signatory


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


                                  APPENDIX "A"
                                     TERMS

1.             DEFINITIONS
1.1 In the Subscription to which this Appendix "A" is attached, the following words have the following meanings unless otherwise indicated:

          (a) "BC Act" means the Securities Act, R.S.B.C 1996, c. 418, as amended, and the regulations and rules made thereunder and all administrative policy statements, blanket orders, notices, directions and rulings issued by the BCSC;

          (b)  "BCSC" means the British Columbia Securities Commission;

          (c) "Closing" means the cmpletion of the sale and purchase of the Shares;

          (d) "Offering" means the offering of the Shares under the Offering Memorandum;

          (e) "Offering Memorandum" means the Offering Memorandum of the Issuer dated , 2002; and

          (f) "Risk Acknowledgement Form" means the form of risk acknowledge-ment attached as Appendix "B" to the Subscription.

2.             REPRESENTATIONS AND WARRANTIES OF PURCHASER
2.1            Acknowledgments concerning offering
The Purchaser acknowledges that:

          (a)  the BCSC has not reviewed or passed on the merits of the Shares;

          (b)  there is no government or other insurance covering the Shares;

          (c)  there are risks associated with the purchase of the Shares;

          (d) there are restrictions on the Purchaser's ability to resell the Shares in British Columbia and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling the Shares in British Columbis; and

          (e) the Issuer has advised the Purchaser that the issuer is relying on an exemption from the requirements to provide the Purchaser with a prospectus under the BC Act and to sell Shares through a person registered to sell Shares under the BC Act and, ias a consequence of acquiring Shares pursuant to this exemption, certain protections, rights and remedies provided by the BC Act, including statutory rights of rescission or damages, will not be available to the Purchaser.

2.2            Representations by all Purchasers
The Purchaser represents and warrants to the Issuer, with the intent that the Issuer will rely thereon in taking up and accepting this Subscription, that, as at the date of the Subscription and at the Closing:

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

          (a) no prospectus has been filed by the Issuer with the BCSC in connection with the issuance of the Shares, the issuance is exempted from the prospectus and registration requirements of the BC Act, and

               (i) the Purchaser is restricted from using most of the civil remedies available under the BC Act,

               (ii) the Purchaser may not receive information that would otherwise be required to be provided to the Purchaser under the BC Act, and

               (iii) the Issuer is relieved from certain  obligations that would otherwise apply under the BC Act;

          (b)  the Purchaser has received a copy of the Offering  Memorandum and
               has   read,   understood,   completed   and   signed   the   Risk
               Acknowledgement Form;

          (c) to the best of the Purchaser's knowledge, the Shares were not advertised and the Purchaser has not become aware of any advertisement in printed media of general and regular paid circulation, radio or television with respect to the distribution of the Shares;

          (d) no person has made to the Purchaser any written or oral representations

               (i)   that any person will resell or repurchase the Shares,

               (ii) that any person will refund the purchase price of the Purchased Shares,


               (iii) as to the future price or value of any of the Shares, or

               (iv) that the Shares are or will be listed posted for trading on an exchange or quoted on any quotation and trade reporting system;

          (e) the Purchaser has been advised to consult its own legal and tax advisors with respect to applicable resale restrictions and tax considerations, and it (or others for whom it is contracting hereunder) is solely responsible for compliance with applicable resale restrictions and applicable tax legislation;

          (f) the offer made by this Subscription is irrevocable (subject to the Purchaser's right to withdraw the Subscription and to terminate the obligations as set out in this Subscription) and requires acceptance by the Issuer;

          (g) this Subscription hasj been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser;

          (h) the Purchaser has been independently advised as to the applicable hold period imposed in respect of the Shares by securities legislation in the jurisdiction in which the Purchaser resides and confirms that no representation has been made respecting the applicable hold periods for the Shares and is aware of the risks and other characteristics of the Shares and of the fact that the Purchaser may not be able to resell the Shares except in accordance with the applicable securities legislation and regulatory policies;

          (i)  the  Purchaser,   and  any  beneficial  purchaser  for  whom  the
               Purchaser is acting, si resident in the province or jurisdiction set out on the first (cover) page of this Subscription; and

          (j) the Purchaser is capable of assessing the proposed investment as a result of the Purchaser's financial and business experience or as a result of advice received froma registered person other than the Issuer or any affiliates of the Issuer.

3.             CLOSING
3.1 The Purchaser acknowledges that Shares may be issued to other purchasers in the Offering concurrently with the Closing.

3.2 At Closing, the Issuer will deliver to the Purchaser or its nominee, the certificates representing the Shares purchased by the Purchaser registered in the name of the Purchaser or its nomineee.

3.3 The Purchaser may cancel this Subscription by delivering notice to the Isser no later than midnight of the 2nd business day after the Purchaser has signed this Subscription.

4.             MISCELLANEOUS
4.1 The Purchaser hereby authorizes the Issuer to correct any minor errors in, or complete any minor information missing from any part of the Subscription executed by the Purchaser and delivered to the Issuer in connection with the Offering.

You are buying Exempt Market Securities
---------------------------------------

They are called exempt market securities because two parts of securities law do not apply to them. If an issuer wants to sell exempt market securities to you:

    o    the issuer  does not have to give you a  prospectus  (a  document  that
         describes   the   investment   in  detail  and  gives  you  some  legal
         protections), and


    o the securities do not have to be sold by an investment dealer registered with a securities commission.


There are restrictions on your ability to resell exempt market securities. Exempt market securities are more risky than other securities.


You will receive an offering memorandum
---------------------------------------

Read the offering memorandum carefully because it has important information about the issuer and its securities. Keep the offering memorandum because you have rights based on it. Talk to a lawyer for details about these rights.

The securities you are buying are not listed
--------------------------------------------

The securities you are buying are not listed on any stock exchange, and they may never be listed. You may never be able to sell these securities.

The issuer of your securities is a non-reporting issuer
-------------------------------------------------------

A non-reporting issuer does not have to publish financial information or notify the public of changes in its business. You will not receive ongoing information about this issuer.

For more information on the exempt market, call you local securities Commission:

        BRIITISH COLUMBIA SECURITIES COMMISSION
        P.O. Box 1042, Pacific Centre
        701 West Georgia Street
        Vancouver, British Columbia
        V7Y1L2
        Phone:(604)899-6500
        Internet: www.bcsc.bc.ca

                           RISK ACKNOWLEDGEMENT FORM

                                                                   W A R N I N G

--------------------------------------------------------------------------------
I acknowledged that this is a risky investment:

o   I am investing at my own risk.

o No securities commission has evaluated or endorsed the merits of these securities or the disclosure in the offering memorandum.

o The person selling me these securities is not registered with a securities commission and has no duty to tell me whether this investment is suitable for me.

o I will not be able to sell these securities except in limited circumstances. I may never be able to sell these securities.

o   I could lose all the money I invest.

I am investing $______________(total consideration) in total; this includes any amount I am obliged to pay in the future.

I acknowledge that this is a risky investment and that I could lose all the money I invest.


____________                                ___________________________________
Date                                        Signature of Purchaser


                                            ___________________________________
                                            Print Name of Purchaser

Sign 2 copies of this Document.  Keep one copy for your records.

--------------------------------------------------------------------------------


        You have 2 business days to cancel your purchase.

        To do so, send a notice to KS E-Media Holdings, Inc. stating that you want to cancel your purchase. You must send the notice before midnight on the 2nd business day after you sign the agreement to purchase the securities. You can send the notice by fax or email or deliver it in person to KS E-Media Holdings, Inc. at its business address.

        Issuer Name and Address:         KS E-Media Holdings,Inc.
                                         Suite 1400, 1500 West Georgia Street
                                         Vancouver, British Columbia V6G 2Z6
                                         Attention: President
        Fax:                             (604)685-1520
        E-mail:                          mayurpandya@yahoo.com